Exhibit (c)(3) PROJECT BOOTS Special Committee Materials April 2019 DRAFT Subject to changeExhibit (c)(3) PROJECT BOOTS Special Committee Materials April 2019 DRAFT Subject to change

TABLE OF CONTENTS Executive Summary 2 SHO Market Data 4 SHO Financial Projections 9 Summary Valuation Analysis 12 Additional Analyses 19 1TABLE OF CONTENTS Executive Summary 2 SHO Market Data 4 SHO Financial Projections 9 Summary Valuation Analysis 12 Additional Analyses 19 1

SELECTED PROPOSED TRANSACTION TERMS

PJ SOLOMON

Acquiror	Transform HoldCo LLC
Per Share Consideration	$2.25 in cash
Offer Premium	see table below
Implied Equity Value (a)	$51.1M
Implied Enterprise Value (b)	$168.0M
Financing	Financing through cash or loans from ESL or other members
Other	▪ Only intend to go ahead with proposal if approved by the full Board of Directors of the Company upon the recommendation of the special committee of independent directors ▪ ESL intends to promptly file an amendment to its Schedule 13D with the SEC

Offer Premium

Dates			Period	VWAP	Premium (%
			Current	$1.90	18.4%
4/1/19	-	4/5/19	1 Week	$1.82	23.6%
3/7/19	-	4/5/19	30 Days	$2.04	10.6%
2/4/19	-	4/5/19	60 Days	$2.15	4.7%
1/4/19	-	4/5/19	90 Days	$2.12	6.4%

(a) Based on 22.7M of Common Shares Outstanding.
(b) Based on net debt of $115.9M as of end of March 2019, accounting for the liquidation of Hometown.

2

OFFER SUMMARY

SOLOMON

(In $M, except per share data)

			Current 4/5/2019	Offer
Stock Price			$1.90	$2.25
Shares Outstanding			22.7	22.7
Option Equivalent Shares			--	--
Restricted & Performance Stock Units			--	--
Diluted Shares Outstanding			22.7	22.7
Total Equity Value			$43.1	$51.1
Plus: Net Debt			116.9	116.9
Total Enterprise Value			$160.1	$168.0
Premium / (Discount) to:				
Current Price (4/5/2019)		$1.90	-- %	0.2 %
52-Week High (4/16/2018)		3.55	(46.5)	(36.6)
52-Week Low (12/27/2018)		1.58	20.3	42.4
30 Calendar Days VWAP		2.04	(6.6)	10.6
60 Calendar Days VWAP		2.15	(11.6)	4.7
90 Calendar Days VWAP		2.12	(10.2)	6.4
Current Enterprise Value		$160.1	--	5.0
Enterprise Value as a Multiple of:				
EBITDA	LTM Adjusted	$16.0	10.0 x	10.5 x
	2019 Pro Forma	29.3	5.5	5.7
	2020 Pro Forma	26.3	6.1	6.4

3

SHO MARKET DATA 4SHO MARKET DATA 4

SUMMARY CAPITALIZATION AND VALUATION

PJ SOLOMON

(Amounts in Millions, Except Per Share Data)

Stock Information		
Ticker Symbol		SHOS
Stock Exchange		NasdaqCM
Stock Price as of 4/5/19		$1.90
52-Week Stock Price		
High	4/16/18	$3.55
Low	12/27/18	1.58
Since IPO Stock Price		
High	6/3/16	$56.65
Low	12/27/18	1.58
Average Daily Volume (3 Mo.)		0.2
Shares Sold Short		3.0
Short Int. as % of Shares Out.		13.2%

Financial Information	
Fiscal Year End	Feb-19
FY 2018A Sales (a) (b)	$1,449.9
FY 2018A Adj. EBITDA (a) (b)	16.0
FY 2019P Sales (a) (b)	$716.3
FY 2019P Adj. EBITDA (a) (b)	29.3
FY 2019 EPS estimate (a) (b)	--
FY 2020 EPS estimate (a) (b)	($2.88)
FY 2021 EPS estimate (a) (b)	$0.87
Long-Term EPS Growth	NA

Credit Statistics		As of Feb-19
Adjusted Debt / EBITDAR (c)		8.0 x
Total Debt / EBITDA		8.2 x
Net Debt / EBITDA		7.3 x
EBITDA / Interest, Net		1.1 x
Total Debt / Total Capitalization		53.6%
Net Debt / Net Capitalization		50.6%
Credit Rating	S&P	NA
	Moody's	NA

Market Capitalization and Firm Value	
Stock Price as of 4/5/19	$1.90
Shares Outstanding (d)	22.7
Option Equivalent Shares (e)	--
Equity Value	$43.1
Plus: Total Debt	132.1
Plus: Minority Interest	--
Plus: Preferred Stock	--
Less: Cash & Cash Equivalents	(15.1)
Enterprise Value	$160.1

Valuation	
Enterprise Value as a Multiple of:	
FY2018A Sales (a) (b)	0.1 x
FY2018A EBITDA (a) (b)	10.0 x
FY 2019P Sales (a) (b)	0.2 x
FY 2019P Adj. EBITDA (a) (b)	5.5 x
P/E Ratios:	
FY 2019 EPS estimate (a) (b)	NM
FY 2020 EPS estimate (a) (b)	NM
FY 2021 EPS estimate (a) (b)	2.2 x

Beneficial Ownership by Category (f)	Beneficial Ownership	Percent of Total
Edward Lampert	13.3	58.8%
Insiders	0.1	0.6%
Top 10 Institutions	5.4	23.6%
Public and Other	3.9	17.0%
Total	22.7	100.0%

(a) *Adjusted to exclude unusual and extraordinary items.*
(b) *Source: March 2019 Management Projections.*
(c) *Assumes 8.0x rent methodology.*
(d) *Shares outstanding as of December 7, 2018. Source: Company's Form 10-Q for the period ended December 7, 2018.*
(e) *Assumes the treasury stock method with no in-the-money options outstanding.*
(f) *Includes exercisable options held by directors and executive officers. Source: Company's Proxy Statement dated April 19, 2018 and Bloomberg.*

5

Volume (000s) Volume (000s) SUMMARY HISTORICAL STOCK PRICE PERFORMANCE STOCK PRICE PERFORMANCE – LAST TWELVE MONTHS 5.00 1.0 4.50 4.00 0.8 3.50 3.00 0.6 2.50 2.00 0.4 $1.90 1.50 1.00 0.2 0.50 0.00 0.0 Apr-18 Jun-18 Aug-18 Oct-18 Dec-18 Feb-19 Apr-19 STOCK PRICE PERFORMANCE – SINCE OCTOBER 12, 2012 SHO SPINOUT $60.00 2.0 50.00 1.6 40.00 1.2 30.00 0.8 20.00 0.4 10.00 $1.90 0.00 0.0 Oct-12 Apr-13 Oct-13 Apr-14 Oct-14 Apr-15 Oct-15 Apr-16 Oct-16 Apr-17 Oct-17 Apr-18 Oct-18 Source: Capital IQ as of April 5, 2019. 6 Closing Stock Price Closing Stock PriceVolume (000s) Volume (000s) SUMMARY HISTORICAL STOCK PRICE PERFORMANCE STOCK PRICE PERFORMANCE – LAST TWELVE MONTHS 5.00 1.0 4.50 4.00 0.8 3.50 3.00 0.6 2.50 2.00 0.4 $1.90 1.50 1.00 0.2 0.50 0.00 0.0 Apr-18 Jun-18 Aug-18 Oct-18 Dec-18 Feb-19 Apr-19 STOCK PRICE PERFORMANCE – SINCE OCTOBER 12, 2012 SHO SPINOUT $60.00 2.0 50.00 1.6 40.00 1.2 30.00 0.8 20.00 0.4 10.00 $1.90 0.00 0.0 Oct-12 Apr-13 Oct-13 Apr-14 Oct-14 Apr-15 Oct-15 Apr-16 Oct-16 Apr-17 Oct-17 Apr-18 Oct-18 Source: Capital IQ as of April 5, 2019. 6 Closing Stock Price Closing Stock Price

SUMMARY HISTORICAL STOCK PRICE PERFORMANCE

Key events, news and SHC activity

PJ SOLOMON
NATIXIS

KEY EVENTS



Closing Stock Price
Volume (000s)
10.00
8.00
6.00
4.00
2.00
0.00
2.0
1.6
1.2
0.8
0.4
0.0
Apr-16
Oct-16
Apr-17
Oct-17
Apr-18
Oct-18
Apr-19
(2/11/16) Edward Lampert announces that he controls over 50% of SHO's outstanding shares
(12/5/2016) Overtures by ESL for SHO to participate in SHC Home Services acquisition
(03/10/17) SHO Q4 Results announced (4.1%) SSS
(3/14/17) SHC announces sale of Craftsman brand to Stanley Black & Decker
(6/2/17) SHO Q1 Results announced (7.3%) SSS
(9/6/17) SHO Q2 Results announced (2.1%) SSS
(12/01/2017) Q3 results impacted by Hurricanes SSS Q (9.1%)
(04/19/2018) Annual results, SSS decline of (12.4%)
(02/20/2018) Announcement of $40M TL
(08/30/2018) Upbeat preliminary Q2 results
(06/08/2018) Q1 results Announcement that 90-100 stores will be closed
(07/12/2018) Q3 results announced with SSS Q decline of (0.2%)
(01/17/2019) SHC announces that ESL won the bankruptcy court auction
(03/29/2019) Q4 results announced with SSS Q decline of (8.5%)
(10/15/2018) SHC files for Chapter 11 with the intention to sell the business as a going concern
Median: $2.60
$1.90

Source: Capital IQ as of April 5, 2019.

7

VOLUME WEIGHTED AVERAGE PRICE BY RANGE VOLUME PER PRICE RANGE – LAST TWELVE MONTHS Number of trading days with Average LTM Daily Volume: daily VWAP in ranges below 67,295 85 68 34 23 17 15 7 3 1 $1.50 - $1.75 $1.76 - $2.00 $2.01 - $2.25 $2.26 - $2.50 $2.51 - $2.75 $2.76 - $3.00 $3.01 - $3.25 $3.26 - $3.50 $3.51 - $3.75 VWAP Range Volume Distribution (%) 1.8% 18.3% 28.4% 27.8% 5.6% 6.8% 7.1% 2.0% 2.2% Source: Capital IQ as of April 5, 2019. 8VOLUME WEIGHTED AVERAGE PRICE BY RANGE VOLUME PER PRICE RANGE – LAST TWELVE MONTHS Number of trading days with Average LTM Daily Volume: daily VWAP in ranges below 67,295 85 68 34 23 17 15 7 3 1 $1.50 - $1.75 $1.76 - $2.00 $2.01 - $2.25 $2.26 - $2.50 $2.51 - $2.75 $2.76 - $3.00 $3.01 - $3.25 $3.26 - $3.50 $3.51 - $3.75 VWAP Range Volume Distribution (%) 1.8% 18.3% 28.4% 27.8% 5.6% 6.8% 7.1% 2.0% 2.2% Source: Capital IQ as of April 5, 2019. 8

SHO FINANCIAL PROJECTIONS 9SHO FINANCIAL PROJECTIONS 9

PROJECTED FINANCIAL PERFORMANCE

PJ SOLOMON

(Amounts in Millions, Except Per Share Data)		Pro-Forma Hometown Liquidation	Pro-Forma Outlet Only	
Income Statement Data	2018A	2019P	2020P	2021P
Net Sales	$1,449.9	$716.3	$476.6	$478.8
Gross Profit	323.2	221.9	209.5	210.8
EBITDA	(24.5)	(37.3)	26.3	27.1
EBIT	(24.9)	(56.4)	21.8	22.3
Net Income	(53.5)	(65.4)	19.7	21.2
Diluted EPS	($2.36)	($2.88)	$0.87	$0.94
Pro Forma EBITDA (a)	**16.0**	**$29.3**	**$26.3**	**$27.1**
Number of Stores	677	139	141	142
Margins				
Gross Margin	22.3%	31.0%	44.0%	44.0%
EBITDA	(1.7%)	(5.2%)	5.5%	5.7%
EBIT	(1.7%)	(7.9%)	4.6%	4.7%
Pro Forma EBITDA (a)	1.1%	4.1%	5.5%	5.7%
Growth Rates				
Net Sales	(15.7%)	NM	NM	0.5%
Pro Forma EBITDA (a)	NM	NM	(10.5%)	3.1%
Balance Sheet and Cash Flow Data				
Cash	$15.1	$4.3	$4.4	$16.3
Total Debt	132.1	18.7	6.2	--
Depreciation and Amortization	12.4	19.1	4.5	4.8
Capital Expenditures	(8.4)	(1.5)	(5.6)	(5.6)
Asset Sale Proceeds	2.8	3.7	--	--
Change in Net Working Capital	(52.1)	(148.5)	6.0	2.3

(a) Adjusted EBITDA for 2018A.

Source: March 2019 Management Plan. The management plan contemplates the liquidation of the Hometown segment during the second quarter of fiscal 2019.

10

HISTORICAL SEGMENT FINANCIALS ($ in Millions) Hometown Outlet 2016 2017 2018 2016 2017 2018 Net Sales $1,439.6 $1,177.2 $958.5 $630.5 $542.7 $491.6 Growth (11.7%) (18.2%) (18.6%) (4.1%) (13.9%) (9.4%) Comp Sales Growth (4.2%) (8.1%) (6.0%) (5.1%) (9.1%) (1.8%) Gross Profit $293.9 $246.1 $189.9 $114.9 $102.4 $133.3 Margin 20.4% 20.9% 19.8% 18.2% 18.9% 27.1% Adjusted EBITDA $0.5 ($7.5) ($19.7) ($19.0) ($7.0) $35.7 Margin 0.0% (0.6%) (2.1%) (3.0%) (1.3%) 7.3% Source: Public filings. 11HISTORICAL SEGMENT FINANCIALS ($ in Millions) Hometown Outlet 2016 2017 2018 2016 2017 2018 Net Sales $1,439.6 $1,177.2 $958.5 $630.5 $542.7 $491.6 Growth (11.7%) (18.2%) (18.6%) (4.1%) (13.9%) (9.4%) Comp Sales Growth (4.2%) (8.1%) (6.0%) (5.1%) (9.1%) (1.8%) Gross Profit $293.9 $246.1 $189.9 $114.9 $102.4 $133.3 Margin 20.4% 20.9% 19.8% 18.2% 18.9% 27.1% Adjusted EBITDA $0.5 ($7.5) ($19.7) ($19.0) ($7.0) $35.7 Margin 0.0% (0.6%) (2.1%) (3.0%) (1.3%) 7.3% Source: Public filings. 11

SUMMARY VALUATION ANALYSIS 12SUMMARY VALUATION ANALYSIS 12

SUMMARY VALUATION OVERVIEW Transform HoldCo Offer: $2.25 52-Week Trading Range $1.58 $3.55 Selected Precedent Transactions (a) $0.19 $3.36 Selected Public Companies (a) -- $0.40 Selected Public Companies (assumes Management Liquidation $5.96 $9.58 Plan) (b) Discounted Cash Flow (assumes Management Liquidation $6.04 $8.05 Plan) (c) -- $2.00 $4.00 $6.00 $8.00 $10.00 (a) Based on LTM EBITDA and net debt of $115.9M as of end of March 2019. (b) Based on management projections for FY 2019 and FY 2020 EBITDA and net debt of $14.4M as of end of FY2019, accounting for the effect of liquidating Hometown. (c) Impacted by liquidation of Hometown segment. 13SUMMARY VALUATION OVERVIEW Transform HoldCo Offer: $2.25 52-Week Trading Range $1.58 $3.55 Selected Precedent Transactions (a) $0.19 $3.36 Selected Public Companies (a) -- $0.40 Selected Public Companies (assumes Management Liquidation $5.96 $9.58 Plan) (b) Discounted Cash Flow (assumes Management Liquidation $6.04 $8.05 Plan) (c) -- $2.00 $4.00 $6.00 $8.00 $10.00 (a) Based on LTM EBITDA and net debt of $115.9M as of end of March 2019. (b) Based on management projections for FY 2019 and FY 2020 EBITDA and net debt of $14.4M as of end of FY2019, accounting for the effect of liquidating Hometown. (c) Impacted by liquidation of Hometown segment. 13

SELECTED PUBLIC COMPANIES AND PRECEDENT TRANSACTIONS Implied valuation based on selected public companies and precedent transactions ($ in Millions) Selected EBITDA Multiples Implied TEV Implied Equity Value (a) Implied Per Share Value Year EBITDA Low High Low High Low High Low High Selected Public Companies Current 2018A Adjusted $16.0 5.8 x 7.8 x $92.9 $125.0 ($23.0) $9.1 -- $0.40 Precedent Transactions Current 2018A Adjusted $16.0 7.5 x 12.0 x $120.2 $192.3 $4.3 $76.4 $0.19 $3.36 (a) Equity value based on projected net debt of $115.9M as of end of March 2019. 14SELECTED PUBLIC COMPANIES AND PRECEDENT TRANSACTIONS Implied valuation based on selected public companies and precedent transactions ($ in Millions) Selected EBITDA Multiples Implied TEV Implied Equity Value (a) Implied Per Share Value Year EBITDA Low High Low High Low High Low High Selected Public Companies Current 2018A Adjusted $16.0 5.8 x 7.8 x $92.9 $125.0 ($23.0) $9.1 -- $0.40 Precedent Transactions Current 2018A Adjusted $16.0 7.5 x 12.0 x $120.2 $192.3 $4.3 $76.4 $0.19 $3.36 (a) Equity value based on projected net debt of $115.9M as of end of March 2019. 14

SELECTED PUBLIC COMPANIES Implied valuation based on selected public companies and management projections ($ in Millions) Selected EBITDA Multiples Implied TEV Implied Equity Value (a) Implied Per Share Value Year EBITDA Low High Low High Low High Low High Selected Public Companies 2019 Pro Forma 29.3 5.9 x 7.9 x 173.1 231.8 158.7 217.4 6.99 9.58 Management Plan 2020 Pro Forma 26.3 5.7 x 7.7 x 149.7 202.3 135.4 187.9 5.96 8.28 (a) Equity value based on projected net debt of $14.4mm as of year-end FY2019, accounting for the effect of liquidating Hometown. 15SELECTED PUBLIC COMPANIES Implied valuation based on selected public companies and management projections ($ in Millions) Selected EBITDA Multiples Implied TEV Implied Equity Value (a) Implied Per Share Value Year EBITDA Low High Low High Low High Low High Selected Public Companies 2019 Pro Forma 29.3 5.9 x 7.9 x 173.1 231.8 158.7 217.4 6.99 9.58 Management Plan 2020 Pro Forma 26.3 5.7 x 7.7 x 149.7 202.3 135.4 187.9 5.96 8.28 (a) Equity value based on projected net debt of $14.4mm as of year-end FY2019, accounting for the effect of liquidating Hometown. 15

SELECTED PUBLIC COMPANIES

PJ SOLOMON

(Amounts in Millions, Except for Per Share Amounts)

Market Data												
	Closing			Enterprise Value as a Multiple of:						5-Year		
Selected	Price on	Equity	Enterprise	LTM		CY2019	CY2020	Price / EPS		Growth	PE / Growth	
Companies	4/5/2019	Value	Value (b)	Net Sales	EBITDA	EBITDA	EBITDA	CY2019	CY2020	Rate	CY2019	CY2020
The Home Depot, Inc.	$202.06	$223,758	$251,185	232.1 %	14.0 x	13.7 x	13.0 x	20.0 %	18.4 x	10.0 x	2.0 x	1.8 x
Lowe's Companies, Inc.	114.98	91,634	107,128	150.2	13.9	12.8	12.0	19.0	16.4	14.7	1.3	1.1
Best Buy Co., Inc.	74.77	20,121	19,536	45.6	7.1	7.0	6.8	13.3	12.5	8.0	1.7	1.6
Bed Bath & Beyond Inc.	18.34	2,521	3,020	24.3	3.6	4.2	4.5	10.0	10.5	(15.5)	(0.6)	(0.7)
Haverty Furniture Companies, Inc.	23.99	494	473	57.9	6.6	6.9	6.6	16.4	15.5	10.0	1.6	1.5
Kirkland's	6.78	97	39	6.1	1.1	1.2	1.2	37.7	24.2	16.0	2.4	1.5
Median				**51.7 %**	**6.8 x**	**6.9 x**	**6.7 x**	**17.7 %**	**16.0 x**	**10.0 x**	**1.7 x**	**1.5 x**
Mean				**86.0**	**7.7**	**7.6**	**7.3**	**19.4**	**16.2**	**7.2**	**1.4**	**1.1**

Operating Data							Margins				Leverage and Coverate Ratios		
Selected	Net Sales		EBITDA		EBIT		EBITDA / Sales		EBIT / Sales		Total Debt/	Net Debt/	EBITDA/
Companies	LTM	CAGR	LTM	CAGR	LTM	CAGR	LTM	Average	LTM	Average	EBITDA	EBITDA	Net Interest
The Home Depot, Inc.	$108,203	7.0 %	$17,929	7.9 %	$15,777	8.4 %	16.6 %	16.5 %	14.6 %	14.5 %	1.6 x	1.5 x	18.7 x
Lowe's Companies, Inc.	71,309	4.7	7,712	0.4	6,105	1.6	10.8	11.3	8.6	9.1	2.1	2.0	12.4
Best Buy Co., Inc.	42,879	4.3	2,758	3.2	1,988	1.4	6.4	6.4	4.6	4.7	0.5	(0.2)	NM
Bed Bath & Beyond Inc.	12,437	1.0	849	(19.6)	517	(25.8)	6.8	11.5	4.2	9.1	1.8	0.6	12.1
Haverty Furniture Companies, Inc.	818	(0.2)	72	(1.0)	42	(2.6)	8.8	8.8	5.1	5.2	0.7	(0.3)	NM
Kirkland's	647	4.3	34	(9.9)	5	(46.4)	5.3	6.1	0.8	1.7	NM	(1.7)	NM
Median		**4.3 %**		**(0.3) %**		**(0.6) %**	**7.8 %**	**10.1 %**	**4.9 %**	**7.1 %**	**1.6 x**	**0.2 x**	**12.4 x**
Mean		**3.5**		**(3.2)**		**(10.6)**	**9.1**	**10.1**	**6.3**	**7.4**	**1.3**	**0.3**	**14.4**

Source: Company filings, Capital IQ and other publicly available sources.
Note: CAGRs (Compound Annual Growth Rates) and Averages are for the last three completed fiscal years for each company. All operating data has been adjusted to exclude unusual and extraordinary items.
(a) Source of projected EPS, EBITDA and growth rate estimates: Thomson Reuters median estimate of Wall Street analysts as of April 5, 2019.
(b) Enterprise value represents equity value plus book values of total debt, preferred stock and minority interest less cash.

16

PRECEDENT HARDLINES TRANSACTIONS

PJ SOLOMON

(Amounts in Millions)

Date Announced	Acquiror	Target	Enterprise Value	Enterprise Value / LTM Sales	Enterprise Value / LTM EBITDA
Jun-18	Vintage Capital	Rent-A-Center	1,360	0.5 x	22.0 x
Jun-17	Monomoy Capital	West Marine	$286	ND	7.6
Oct-16	Sycamore	Staples	6,555	ND	4.7
Nov-16	Cerberus Capital Management	Staples Inc. (European Operations)	ND	ND	ND
Oct-16	Bass Pro Shops	Cabela's	4,684 (a)	1.3	10.6
Aug-16	Steinhoff	Mattress Firm	3,897	1.4	15.6
Jul-16	Freeman Spogli	Batteries Plus Bulbs	ND	ND	ND
Jun-16	Bed Bath & Beyond	One Kings Lane	ND	ND	ND
Apr-16	Restoration Hardware	Waterworks	117	ND	ND
Feb-16	Lowe's	Rona	3,049 CAD	0.7	12.1
Jan-16	KKR	Mills Fleet Farms	$1,200	ND	10.0
Dec-15	Icahn Industries	Pep Boys	1,160	0.6	14.0
Nov-15	Mattress Firm	Sleepy's	780	0.7	11.1
Jun-15	GameStop	Geeknet	106	0.8	NM
Oct-14	Brentwood	Z Gallerie	ND	ND	ND
Jun-14	Shanghai International and Sanpower	Brookstone	283	0.6	NM
Feb-14	Signet Jewelers Limited	Zale Corporation	1,174	0.6	14.8
Jan-14	Home Depot	Blinds.com (GCC)	ND	ND	ND
Jan-14	Freeman Spogli	Arhaus	ND	ND	ND
Dec-13	Bain Capital	Bob's Discount Furniture	405	0.5	8.1
Oct-13	Advance Auto Parts	General Parts International	2,040 (b)	0.7	9.3
Sep-13	Jarden	Yankee Candle Investments	1,805	2.1	8.9
Feb-13	OfficeMax	Office Depot	1,148	0.2	5.7
Nov-12	Northern Tool + Equipment (NTE)	The Sportsman's Guide	215	0.5	ND
Aug-12	CCMP Capital Advisors	Ollie's Bargain Outlet	700	1.6	12.7
Jun-12	Thomas H. Lee Partners	Party City	2,690	ND	ND
May-12	Bed Bath & Beyond	Cost Plus	683	0.7	12.8
May-12	Madison Dearborn Partners	Things Remembered	295	0.9 (c)	ND
May-12	Golf Town USA	Golfsmith International	150	0.4	7.7
Sep-11	Investcorp Bank	Sur La Table	ND	ND	ND
Jul-11	AEA Investors	Garden Ridge	714	2.1	8.2
May-11	Canadian Tire Corp.	The Forzani Group	797 CAD	0.6	8.0
Nov-10	Ares Management / Freeman Spogli	Floor and Décor Outlets of America	ND	ND	10.0

Source: SEC filings and other publicly available data.
(a) EBITDA multiple assumes 50% of corporate overhead and D&A attributed to retail segment.
(b) Investor Presentation dated October 16, 2013.
(c) Based on sales of $315mm for the FY ended Jan. 28, 2012 per Moody's Investors Service.

17

DISCOUNTED CASH FLOW ANALYSIS

PJ SOLOMON

DISCOUNTED CASH FLOW ANALYSIS

($ in Millions, Except Per Share Data)	Fiscal Period			
	Apr - Jan 2019	2020	2021	2022
Revenue	$532.7	$476.6	$478.8	$481.1
EBITDA	($33.2)	$26.3	$27.1	$27.2
Depreciation & Amortization	(17.9)	(4.5)	(4.8)	(4.5)
EBIT	($51.1)	$21.8	$22.3	$22.7
Taxes	(0.7)	(0.3)	(0.3)	(0.3)
Depreciation & Amortization	$17.9	$4.5	$4.8	$4.5
Other-Non Cash Charges to EBITDA (a)	17.4	--	--	--
Net Capital Expenditures (b)	(1.6)	(5.6)	(5.6)	(5.6)
Decrease / (Increase) in NWC (c)	142.1	(6.0)	(2.3)	(0.3)
Unlevered Free Cash Flow	**$123.9**	**$14.4**	**$18.9**	**$21.0**

Terminal Value / EBITDA Multiple		**5.5 x**			**6.5 x**			**7.5 x**	
Discount Rate	11.0%	12.0%	13.0%	11.0%	12.0%	13.0%	11.0%	12.0%	13.0%
Present Value of Free Cash Flow	$161.9	$160.6	$159.4	$161.9	$160.6	$159.4	$161.9	$160.6	$159.4
Present Value of Terminal Value	100.3	96.9	93.7	118.5	114.5	110.7	136.8	132.1	127.7
Total Enterprise Value	$262.1	$257.5	$253.0	$280.4	$275.1	$270.1	$298.6	$292.7	$287.1
Net Debt	115.9	115.9	115.9	115.9	115.9	115.9	115.9	115.9	115.9
Total Equity Value	$146.2	$141.6	$137.1	$164.5	$159.2	$154.2	$182.7	$176.8	$171.2
Total Equity Value Per Share	**$6.44**	**$6.24**	**$6.04**	**$7.25**	**$7.01**	**$6.79**	**$8.05**	**$7.79**	**$7.54**
Terminal Value as a % of Total Value	38.3%	37.6%	37.0%	42.3%	41.6%	41.0%	45.8%	45.1%	44.5%

Note: Reflects plan to liquidate Hometown segment beginning in April 2019.
Note: Values for 2022 are based on extrapolations, holding 2021 revenue growth, adj. EBITDA margin, D&A as a % of sales, Capital Expenditures as a % of sales and Net Working Capital as a % of sales constant. Net debt is as of end of March 2019.
(a) Includes inventory write-offs and revaluation charges on inventory transferred during the Hometown liquidation.
(b) Net of cash proceeds from planned asset sales.
(c) 2019 working capital cash flow impacted by liquidation of Hometown segment.

18

ADDITIONAL ANALYSES 19ADDITIONAL ANALYSES 19

HOMETOWN WINDDOWN ANALYSIS LIQUIDATION EXPENSE SENSITIVITY ANALYSIS Book Inventory $176.4 Management Projection Book Inventory $176.4 $176.4 $176.4 $176.4 $176.4 Transfers to Outlet (34.8) Transfers to Outlet (34.8) (34.8) (34.8) (34.8) (34.8) Inventory avl. for Liquidation $141.6 Inventory avl. for Liquidation $141.6 $141.6 $141.6 $141.6 $141.6 Est. Inventory Writeoffs / Revaluation (17.4) Liquidation Expenses ($52.2) ($46.5) (42.3) ($38.0) ($32.4) Realization Above (Below) Cost 0.0 Net Realization of Liquidation $89.4 $95.1 $99.3 $103.6 $109.2 Liquidation Expenses (24.9) Net Realization % 63.1% 67.1% 70.1% 73.1% 77.1% Net Realization on Transf. Inv. 35.8 35.8 35.8 35.8 35.8 Net Realization of Liquidation $99.3 Net Proceeds Subtotal $125.2 $130.9 $135.1 $139.4 $145.0 Net Realization on Transferred Inventory 35.8 Additional Liquidation Expense (16.3) (15.3) ($14.3) (13.3) (12.3) Net Proceeds Subtotal $135.1 Minimum proceeds balance (5.6) (5.6) (5.6) (5.6) (5.6) Additional Liquidation Expense (14.3) Balance Sheet Clearing (103.4) (110.0) (115.3) (120.5) (127.2) Balance Sheet Clearing (115.3) Incremental Impact on Equity Value (Sensitivity) ($11.9) ($5.2) -- $5.2 $11.9 Net Proceeds $5.6 Funded Debt left as of Jan 2020 $30.6 $24.0 $18.7 $13.5 $6.8 % Realization 3.2% Per Share $0.25 Additional Liquidation Expense Lease settlements (through expiration) $4.9 GTT Early Termination Fees 1.0 Outside Legal Expense 4.7 Field overhead, severance and retention 3.7 Additional Expense $14.3 Note: Treatment of protection agreement to be confirmed with management. Source: Management Liquidation Plan. 20HOMETOWN WINDDOWN ANALYSIS LIQUIDATION EXPENSE SENSITIVITY ANALYSIS Book Inventory $176.4 Management Projection Book Inventory $176.4 $176.4 $176.4 $176.4 $176.4 Transfers to Outlet (34.8) Transfers to Outlet (34.8) (34.8) (34.8) (34.8) (34.8) Inventory avl. for Liquidation $141.6 Inventory avl. for Liquidation $141.6 $141.6 $141.6 $141.6 $141.6 Est. Inventory Writeoffs / Revaluation (17.4) Liquidation Expenses ($52.2) ($46.5) (42.3) ($38.0) ($32.4) Realization Above (Below) Cost 0.0 Net Realization of Liquidation $89.4 $95.1 $99.3 $103.6 $109.2 Liquidation Expenses (24.9) Net Realization % 63.1% 67.1% 70.1% 73.1% 77.1% Net Realization on Transf. Inv. 35.8 35.8 35.8 35.8 35.8 Net Realization of Liquidation $99.3 Net Proceeds Subtotal $125.2 $130.9 $135.1 $139.4 $145.0 Net Realization on Transferred Inventory 35.8 Additional Liquidation Expense (16.3) (15.3) ($14.3) (13.3) (12.3) Net Proceeds Subtotal $135.1 Minimum proceeds balance (5.6) (5.6) (5.6) (5.6) (5.6) Additional Liquidation Expense (14.3) Balance Sheet Clearing (103.4) (110.0) (115.3) (120.5) (127.2) Balance Sheet Clearing (115.3) Incremental Impact on Equity Value (Sensitivity) ($11.9) ($5.2) -- $5.2 $11.9 Net Proceeds $5.6 Funded Debt left as of Jan 2020 $30.6 $24.0 $18.7 $13.5 $6.8 % Realization 3.2% Per Share $0.25 Additional Liquidation Expense Lease settlements (through expiration) $4.9 GTT Early Termination Fees 1.0 Outside Legal Expense 4.7 Field overhead, severance and retention 3.7 Additional Expense $14.3 Note: Treatment of protection agreement to be confirmed with management. Source: Management Liquidation Plan. 20

PREMIUMS PAID ANALYSIS Enterprise One Day 30 Days Enterprise One Day 30 Days Announced Target Acquirer Announced Target Acquirer Value (MM) Premium (%) Premium (%) Value (MM) Premium (%) Premium (%) Aug-17 MaxPoint Interactive MacAndrews & Forbes Holdings; Harland Clarke Holdings 101.5 152.00 93.98 Feb-19 Maxwell Technologies Tesla $231.5 54.72% 163.89 % Jan-19 RhythmOne Taptica International 125.6 -24.65 -20.21 Aug-17 YuMe RhythmOne 109.1 2.36 10.91 Aug-17 FirstAtlantic Financial Holdings National Commerce (Alabama) 116.3 25.70 29.69 Jan-19 Blue Valley Bancorp Heartland Financial USA 173.6 30.87 21.21 Aug-17 Sunshine Bancorp CenterState Bank, NA (Winter Haven); CenterState Banks 195.5 -6.09 -0.06 Jan-19 HopFed Bancorp First Financial (Indiana) 193.3 40.79 37.08 Aug-17 Tesco Nabors Industries 141.0 18.56 3.91 Dec-18 Sparton Cerberus Capital Management 253.9 41.01 47.76 Aug-17 Plaza Bancorp (California) Pacific Premier Bancorp 106.7 12.15 20.90 Dec-18 Synergy Pharmaceuticals Bausch Health Cos. 259.5 137.86 66.94 Aug-17 Numerex Sierra Wireless 115.5 11.19 12.36 Nov-18 Avenue Therapeutics InvaGen Pharmaceuticals; Cipla (EU) 265.1 305.61 574.93 Aug-17 TerraVia Holdings Corbion NV 154.6 -3.82 -34.52 Nov-18 Reliance Bancshares (Missouri) Simmons First National 153.8 6.92 10.93 Jul-17 CDI AE Industrial Partners 151.7 33.06 42.24 Nov-18 Datawatch Altair Engineering 162.6 35.19 13.91 Jul-17 Guidance Software Open Text 223.7 2.90 3.05 Nov-18 Trinity Capital (New Mexico) Enterprise Financial Services 237.4 18.95 15.65 Jul-17 Puget Sound Bancorp (Bellevue, Wash Heritag ington e Fi ) nancial (Washington) 104.9 44.15 45.64 Oct-18 Intersections General Catalyst ; Wndrco Holdings ; WC SACD One 102.6 107.32 111.49 Jul-17 Rocket Fuel Vector Capital Management ; Sizmek 142.7 -3.35 -16.40 Oct-18 Full House Resorts Z Capital Group (Private Equity); Affinity Gaming 211.9 79.55 67.34 Jul-17 Sevcon BorgWarner 140.4 60.76 33.50 Oct-18 JetPay NCR 157.6 146.34 192.75 Jul-17 NCI H.I.G. Capital (Private Equity) 268.1 -5.21 8.40 Oct-18 Idaho Independent Bank First Interstate BancSystem (Montana) 202.7 56.56 50.00 Jun-17 West Marine Monomoy Capital Partners 280.9 33.71 31.01 Oct-18 MBT Financial First Merchants (Indiana) 286.5 9.31 14.80 Jun-17 EnerNOC Enel Green Power North America; Enel Green Power SpA 282.3 42.04 40.73 Oct-18 Lime Energy Willdan Group 120.0 363.59 321.16 Jun-17 ARI Network Services True Wind Capital Management 133.4 2.01 37.60 Sep-18 CAB Financial Park National ; The Park National Bank (Investment Management) 163.6 54.34 53.08 Jun-17 Rightside Group Donuts 121.5 8.72 6.00 Sep-18 Invuity Stryker 188.7 28.70 87.34 Jun-17 Wolverine Bancorp Horizon Bancorp (Indiana); Horizon Bank (Michigan City, Indiana) 130.9 31.20 35.02 Aug-18 Reis Moody's Analytics Maryland 251.1 32.18 2.68 May-17 ASB Bancorp First Bancorp (North Carolina); First Bank (Southern Pines, North Ca 17 rol 3.3 ina) 23.08 16.70 Aug-18 Highlands Bancorp Lakeland Bancorp; Lakeland Bank (Newfoundland, New Jersey) 106.9 22.93 29.79 Apr-17 MOCON AMETEK 167.1 38.57 50.38 Aug-18 Zoe's Kitchen The Invus Group ; Revolution Capital; Swan & Legend Venture Partne 29r5.3 s; Cava Group 33.37 27.88 Apr-17 Broadview Networks Holdings Windstream Holdings 200.3 458.40 458.40 Aug-18 Jamba Roark Capital Group; FOCUS Brands 194.5 16.28 20.82 Apr-17 UCP Century Communities 216.1 22.01 4.58 Jul-18 Greater Hudson Bank (New York) ConnectOne Bank 122.4 10.92 19.65 Mar-17 Empire Resources Ta Chen Stainless Pipe , 180.1 11.82 19.25 Jul-18 Juniper Pharmaceuticals Catalent 110.3 32.18 33.72 Feb-17 Delta Natural Gas Peoples Natural Gas; SteelRiver Infrastructure Partners 259.2 16.63 7.85 Jun-18 Energy XXI Gulf Coast Cox Oil ; Cox Operating 249.4 21.50 38.51 Feb-17 GigPeak Integrated Device Technology 185.3 22.22 21.74 Jun-18 Northern States Financial First Midwest Bancorp (Illinois) 124.8 23.38 28.91 Feb-17 First Community Financial Partners First Busey 283.2 10.38 15.24 Jan-17 Royal Bancshares of Pennsylvania Bryn Mawr Bank ; The Bryn Mawr Trust 241.4 7.31 26.89 Jun-18 Central Steel & Wire Ryerson Holding 126.9 46.44 49.73 May-18 First Security (Kentucky) German American Bancorp 146.6 48.12 48.91 Jan-17 Centrue Financial Midland States Bancorp 259.8 15.55 32.76 Jan-17 Derma Sciences Integra LifeSciences Holdings 157.4 40.00 50.54 May-18 Universal Power Group UPGI Holdings 132.5 118.54 106.45 Dec-16 Tangoe US Marlin Management ; Asentinel 209.9 -21.02 -23.98 Apr-18 Mattersight NICE Systems 105.0 25.58 17.39 Dec-16 FCB Bancorp (Kentucky) MainSource Financial Group 153.0 91.50 96.15 Apr-18 ELXSI SPX 152.6 30.35 29.94 Dec-16 Eastern Virginia Bankshares Southern National Bancorp of Virginia; SONABANK 295.9 2.76 16.76 Apr-18 First American International (New York RB) B Bancorp; Royal Business Bank 182.3 67.29 63.76 Nov-16 Datalink Insight Enterprises 216.9 19.30 9.01 Mar-18 Willbros Group Primoris Services 137.7 287.10 -40.00 Oct-16 International Shipholding SEACOR Ocean Transport 156.8 1,292.34 992.45 Mar-18 NeuLion William Morris Endeavor Entertainment; Silver Lake Management 203.0 116.49 103.88 Oct-16 Trans Energy EQT 197.4 254.46 171.21 Mar-18 Cogentix Medical LABORIE Medical Technologies; Patricia Industries AB 207.6 14.24 33.22 Oct-16 Hearthstone Utilities BlackRock Real Assets; Global Energy & Power Infrastructure Group 197.2 70.57 75.60 Mar-18 United Community Bancorp (Indiana) Civista Bancshares 128.0 34.49 30.93 Oct-16 Glacier Water Services Primo Water 222.4 99.37 102.07 Mar-18 Bravo Brio Restaurant Group GP Investimentos 100.1 16.78 35.00 Sep-16 EndoChoice Holdings Boston Scientific 194.5 89.57 102.53 Feb-18 PHH Ocwen Financial 145.4 24.43 7.42 Aug-16 USMD Holdings WellMed Medical Management; Collaborative Care Holdings 283.5 9.30 12.49 Feb-18 Pacific Commerce Bancorp First Choice Bancorp (California) 105.3 20.65 23.49 Aug-16 Providence & Worcester Railroad Genesee & Wyoming 118.1 53.37 52.67 Feb-18 RLJ Entertainment AMC Networks 163.7 61.50 59.44 Aug-16 Silicon Graphics International Hewlett-Packard Enterprise 252.1 40.91 57.84 Jan-18 Key Technology Duravant 172.0 50.62 34.09 Jul-16 Golden Enterprises UTZ Quality Foods 139.9 60.00 109.42 Jan-18 U.S. Geothermal Ormat Technologies 183.7 28.54 53.95 Jun-16 Higher One Holdings Blackboard; Providence Equity Partners 238.1 37.33 36.97 Jan-18 First Priority Financial Mid Penn Bancorp 118.5 45.04 54.48 Jun-16 ReachLocal Gannett 156.2 187.50 169.01 Jan-18 Connecture Francisco Partners Management 108.2 117.39 12.90 Jun-16 Skuandy Mill Road Capital Management 137.1 35.68 79.89 Nov-17 Coastal Banking First Federal Bank (Lake City, Florida); First Federal Bancorp (Lake Ci 22t0.0 y, Florida) 9.41 15.59 Jun-16 Carolina Bank Holdings First Bancorp (North Carolina) 124.0 20.62 21.51 Nov-17 Hardinge Privet Fund Management 205.5 12.12 28.92 Jun-16 American Science & Engineering OSI Systems 175.7 14.41 28.92 Nov-17 Ocera Therapeutics Mallinckrodt 102.0 310.00 236.07 Jun-16 Aegerion Pharmaceuticals QLT 235.2 10.27 -43.59 Oct-17 Inventure Foods UTZ Quality Foods 137.8 -10.31 -8.88 Jun-16 Ridgestone Financial Services (Old) Byline Bancorp; Byline Bank 105.0 32.62 38.52 Oct-17 Planet Payment Eurazeo Capital; Fintrax Group Holdings 211.1 18.11 11.94 May-16 Symmetry Surgical Roundtable Healthcare Management 129.5 26.08 23.94 Oct-17 Lapolla Industries FFL Partners ; Icynene 136.4 35.35 90.74 Apr-16 First Clover Leaf Financial First Mid-Illinois Bancshares 113.5 33.22 38.11 Aug-17 MaxPoint Interactive MacAndrews & Forbes Holdings; Harland Clarke Holdings 101.5 152.00 93.98 Apr-16 Alliance Fiber Optic Products Corning 266.2 23.99 41.33 Median $163.7 31.2 33.2 Note: North American majority stake deals since April 2016 with an Enterprise Value between $100M and $300M, excluding biotechnology, real estate development, rental and leasing, securities, commodity contracts and other financial investments, and financial conglomerates. 21 Source: Factset as of April 5, 2019.PREMIUMS PAID ANALYSIS Enterprise One Day 30 Days Enterprise One Day 30 Days Announced Target Acquirer Announced Target Acquirer Value (MM) Premium (%) Premium (%) Value (MM) Premium (%) Premium (%) Aug-17 MaxPoint Interactive MacAndrews & Forbes Holdings; Harland Clarke Holdings 101.5 152.00 93.98 Feb-19 Maxwell Technologies Tesla $231.5 54.72% 163.89 % Jan-19 RhythmOne Taptica International 125.6 -24.65 -20.21 Aug-17 YuMe RhythmOne 109.1 2.36 10.91 Aug-17 FirstAtlantic Financial Holdings National Commerce (Alabama) 116.3 25.70 29.69 Jan-19 Blue Valley Bancorp Heartland Financial USA 173.6 30.87 21.21 Aug-17 Sunshine Bancorp CenterState Bank, NA (Winter Haven); CenterState Banks 195.5 -6.09 -0.06 Jan-19 HopFed Bancorp First Financial (Indiana) 193.3 40.79 37.08 Aug-17 Tesco Nabors Industries 141.0 18.56 3.91 Dec-18 Sparton Cerberus Capital Management 253.9 41.01 47.76 Aug-17 Plaza Bancorp (California) Pacific Premier Bancorp 106.7 12.15 20.90 Dec-18 Synergy Pharmaceuticals Bausch Health Cos. 259.5 137.86 66.94 Aug-17 Numerex Sierra Wireless 115.5 11.19 12.36 Nov-18 Avenue Therapeutics InvaGen Pharmaceuticals; Cipla (EU) 265.1 305.61 574.93 Aug-17 TerraVia Holdings Corbion NV 154.6 -3.82 -34.52 Nov-18 Reliance Bancshares (Missouri) Simmons First National 153.8 6.92 10.93 Jul-17 CDI AE Industrial Partners 151.7 33.06 42.24 Nov-18 Datawatch Altair Engineering 162.6 35.19 13.91 Jul-17 Guidance Software Open Text 223.7 2.90 3.05 Nov-18 Trinity Capital (New Mexico) Enterprise Financial Services 237.4 18.95 15.65 Jul-17 Puget Sound Bancorp (Bellevue, Wash Heritag ington e Fi ) nancial (Washington) 104.9 44.15 45.64 Oct-18 Intersections General Catalyst ; Wndrco Holdings ; WC SACD One 102.6 107.32 111.49 Jul-17 Rocket Fuel Vector Capital Management ; Sizmek 142.7 -3.35 -16.40 Oct-18 Full House Resorts Z Capital Group (Private Equity); Affinity Gaming 211.9 79.55 67.34 Jul-17 Sevcon BorgWarner 140.4 60.76 33.50 Oct-18 JetPay NCR 157.6 146.34 192.75 Jul-17 NCI H.I.G. Capital (Private Equity) 268.1 -5.21 8.40 Oct-18 Idaho Independent Bank First Interstate BancSystem (Montana) 202.7 56.56 50.00 Jun-17 West Marine Monomoy Capital Partners 280.9 33.71 31.01 Oct-18 MBT Financial First Merchants (Indiana) 286.5 9.31 14.80 Jun-17 EnerNOC Enel Green Power North America; Enel Green Power SpA 282.3 42.04 40.73 Oct-18 Lime Energy Willdan Group 120.0 363.59 321.16 Jun-17 ARI Network Services True Wind Capital Management 133.4 2.01 37.60 Sep-18 CAB Financial Park National ; The Park National Bank (Investment Management) 163.6 54.34 53.08 Jun-17 Rightside Group Donuts 121.5 8.72 6.00 Sep-18 Invuity Stryker 188.7 28.70 87.34 Jun-17 Wolverine Bancorp Horizon Bancorp (Indiana); Horizon Bank (Michigan City, Indiana) 130.9 31.20 35.02 Aug-18 Reis Moody's Analytics Maryland 251.1 32.18 2.68 May-17 ASB Bancorp First Bancorp (North Carolina); First Bank (Southern Pines, North Ca 17 rol 3.3 ina) 23.08 16.70 Aug-18 Highlands Bancorp Lakeland Bancorp; Lakeland Bank (Newfoundland, New Jersey) 106.9 22.93 29.79 Apr-17 MOCON AMETEK 167.1 38.57 50.38 Aug-18 Zoe's Kitchen The Invus Group ; Revolution Capital; Swan & Legend Venture Partne 29r5.3 s; Cava Group 33.37 27.88 Apr-17 Broadview Networks Holdings Windstream Holdings 200.3 458.40 458.40 Aug-18 Jamba Roark Capital Group; FOCUS Brands 194.5 16.28 20.82 Apr-17 UCP Century Communities 216.1 22.01 4.58 Jul-18 Greater Hudson Bank (New York) ConnectOne Bank 122.4 10.92 19.65 Mar-17 Empire Resources Ta Chen Stainless Pipe , 180.1 11.82 19.25 Jul-18 Juniper Pharmaceuticals Catalent 110.3 32.18 33.72 Feb-17 Delta Natural Gas Peoples Natural Gas; SteelRiver Infrastructure Partners 259.2 16.63 7.85 Jun-18 Energy XXI Gulf Coast Cox Oil ; Cox Operating 249.4 21.50 38.51 Feb-17 GigPeak Integrated Device Technology 185.3 22.22 21.74 Jun-18 Northern States Financial First Midwest Bancorp (Illinois) 124.8 23.38 28.91 Feb-17 First Community Financial Partners First Busey 283.2 10.38 15.24 Jan-17 Royal Bancshares of Pennsylvania Bryn Mawr Bank ; The Bryn Mawr Trust 241.4 7.31 26.89 Jun-18 Central Steel & Wire Ryerson Holding 126.9 46.44 49.73 May-18 First Security (Kentucky) German American Bancorp 146.6 48.12 48.91 Jan-17 Centrue Financial Midland States Bancorp 259.8 15.55 32.76 Jan-17 Derma Sciences Integra LifeSciences Holdings 157.4 40.00 50.54 May-18 Universal Power Group UPGI Holdings 132.5 118.54 106.45 Dec-16 Tangoe US Marlin Management ; Asentinel 209.9 -21.02 -23.98 Apr-18 Mattersight NICE Systems 105.0 25.58 17.39 Dec-16 FCB Bancorp (Kentucky) MainSource Financial Group 153.0 91.50 96.15 Apr-18 ELXSI SPX 152.6 30.35 29.94 Dec-16 Eastern Virginia Bankshares Southern National Bancorp of Virginia; SONABANK 295.9 2.76 16.76 Apr-18 First American International (New York RB) B Bancorp; Royal Business Bank 182.3 67.29 63.76 Nov-16 Datalink Insight Enterprises 216.9 19.30 9.01 Mar-18 Willbros Group Primoris Services 137.7 287.10 -40.00 Oct-16 International Shipholding SEACOR Ocean Transport 156.8 1,292.34 992.45 Mar-18 NeuLion William Morris Endeavor Entertainment; Silver Lake Management 203.0 116.49 103.88 Oct-16 Trans Energy EQT 197.4 254.46 171.21 Mar-18 Cogentix Medical LABORIE Medical Technologies; Patricia Industries AB 207.6 14.24 33.22 Oct-16 Hearthstone Utilities BlackRock Real Assets; Global Energy & Power Infrastructure Group 197.2 70.57 75.60 Mar-18 United Community Bancorp (Indiana) Civista Bancshares 128.0 34.49 30.93 Oct-16 Glacier Water Services Primo Water 222.4 99.37 102.07 Mar-18 Bravo Brio Restaurant Group GP Investimentos 100.1 16.78 35.00 Sep-16 EndoChoice Holdings Boston Scientific 194.5 89.57 102.53 Feb-18 PHH Ocwen Financial 145.4 24.43 7.42 Aug-16 USMD Holdings WellMed Medical Management; Collaborative Care Holdings 283.5 9.30 12.49 Feb-18 Pacific Commerce Bancorp First Choice Bancorp (California) 105.3 20.65 23.49 Aug-16 Providence & Worcester Railroad Genesee & Wyoming 118.1 53.37 52.67 Feb-18 RLJ Entertainment AMC Networks 163.7 61.50 59.44 Aug-16 Silicon Graphics International Hewlett-Packard Enterprise 252.1 40.91 57.84 Jan-18 Key Technology Duravant 172.0 50.62 34.09 Jul-16 Golden Enterprises UTZ Quality Foods 139.9 60.00 109.42 Jan-18 U.S. Geothermal Ormat Technologies 183.7 28.54 53.95 Jun-16 Higher One Holdings Blackboard; Providence Equity Partners 238.1 37.33 36.97 Jan-18 First Priority Financial Mid Penn Bancorp 118.5 45.04 54.48 Jun-16 ReachLocal Gannett 156.2 187.50 169.01 Jan-18 Connecture Francisco Partners Management 108.2 117.39 12.90 Jun-16 Skuandy Mill Road Capital Management 137.1 35.68 79.89 Nov-17 Coastal Banking First Federal Bank (Lake City, Florida); First Federal Bancorp (Lake Ci 22t0.0 y, Florida) 9.41 15.59 Jun-16 Carolina Bank Holdings First Bancorp (North Carolina) 124.0 20.62 21.51 Nov-17 Hardinge Privet Fund Management 205.5 12.12 28.92 Jun-16 American Science & Engineering OSI Systems 175.7 14.41 28.92 Nov-17 Ocera Therapeutics Mallinckrodt 102.0 310.00 236.07 Jun-16 Aegerion Pharmaceuticals QLT 235.2 10.27 -43.59 Oct-17 Inventure Foods UTZ Quality Foods 137.8 -10.31 -8.88 Jun-16 Ridgestone Financial Services (Old) Byline Bancorp; Byline Bank 105.0 32.62 38.52 Oct-17 Planet Payment Eurazeo Capital; Fintrax Group Holdings 211.1 18.11 11.94 May-16 Symmetry Surgical Roundtable Healthcare Management 129.5 26.08 23.94 Oct-17 Lapolla Industries FFL Partners ; Icynene 136.4 35.35 90.74 Apr-16 First Clover Leaf Financial First Mid-Illinois Bancshares 113.5 33.22 38.11 Aug-17 MaxPoint Interactive MacAndrews & Forbes Holdings; Harland Clarke Holdings 101.5 152.00 93.98 Apr-16 Alliance Fiber Optic Products Corning 266.2 23.99 41.33 Median $163.7 31.2 33.2 Note: North American majority stake deals since April 2016 with an Enterprise Value between $100M and $300M, excluding biotechnology, real estate development, rental and leasing, securities, commodity contracts and other financial investments, and financial conglomerates. 21 Source: Factset as of April 5, 2019.

PJ SOLOMON

WEIGHTED AVERAGE COST OF CAPITAL

Comparable Companies

Name	LTM Interest Expense	Total Debt (a)	Implied Cost of Debt	Market Cap.	Levered Beta (b)	Debt / Equity	Unlevered Beta (c)
Sears Hometown and Outlet Stores, Inc.	(15)	132	8.0%	43	0.88	304.6%	0.27
The Home Depot, Inc.	(1,051)	29,205	3.6%	223,758	1.01	13.1%	0.92
Lowe's Companies, Inc.	(652)	16,223	4.0%	91,634	1.02	17.7%	0.90
Best Buy Co., Inc.	(73)	1,395	5.2%	20,121	1.05	6.9%	1.00
Bed Bath & Beyond Inc.	(79)	1,500	5.3%	2,521	0.95	59.5%	0.66
Haverty Furniture Companies, Inc.	(2)	51	4.8%	494	0.89	10.3%	0.83
Mean			4.6%		1.00	17.9%	0.90
Median			4.8%		1.01	11.7%	0.91

WACC Calculation (Assuming Median Beta of Comps and D/E of Comps)

Assumptions		**Cost of Equity Calculation**	
Risk Free Rate of Return (d)	2.5%	Risk Free Rate of Return (d)	2.5%
Historical Market Risk Premium (e)	6.9%	Historical Market Risk Premium (e)	6.9%
Size Premium (e) (f)	3.4%	Levered Beta (b)	0.99
Marginal Tax Rate (g)	25.0%	Size Premium (e) (f)	3.4%
		Cost of Equity	**12.7%**
Other Inputs		**WACC Calculation**	
Before Tax Cost of Debt	8.0%	Cost of Equity	12.7%
After-Tax Cost of Debt	6.0%	Equity / Total Capitalization	89.5%
Debt / Equity (g)	11.7%	After-Tax Cost of Debt	6.0%
Debt / Total Capitalization	10.5%	Debt / Total Capitalization	10.5%
Levered Beta (b)	0.99	**WACC**	**12.0%**
Unlevered Beta (c)	0.91		

Sensitivity (Assuming Median Beta of Comps)

Debt / Total Cap.	Debt / Equity	Equity / Total Cap.	Unlevered Beta (j)	Levered Beta (b)	Size Premium (f)	Cost of Equity (i)	BT Cost of Debt	AT Cost of Debt	WACC
10%	11%	90%	0.91	0.98	3.4%	12.7%	8.0%	6.0%	12.0%
15%	18%	85%	0.91	1.03	3.4%	9.4%	8.0%	6.0%	8.9%
20%	25%	80%	0.91	1.08	3.4%	32.9%	8.0%	6.0%	27.5%
25%	33%	75%	0.91	1.14	3.4%	5.9%	8.0%	6.0%	5.9%
30%	43%	70%	0.91	1.20	3.4%	5.9%	8.0%	6.0%	5.9%
35%	54%	65%	0.91	1.28	3.4%	5.9%	8.0%	6.0%	5.9%
40%	67%	60%	0.91	1.36	3.4%	16.8%	8.0%	6.0%	12.5%

(a) Assumes book value of debt approximates market value.
(b) Source: Bloomberg 5-year adjusted weekly beta as reported on April 5, 2019.
(c) Unlevered Beta = Levered Beta / {1+(Debt/Market Equity)(1-Tax Rate)}.*
(d) 10-year Treasury Note yield as of April 1, 2019.
(e) Source: Duff & Phelps 2018 Valuation Handbook.
(f) Size premium of 3.39% for companies with market capitalizations between 2.5mm and 727.8mm
(g) Marginal tax rate based on PJ Solomon assumption.
*(h) Relevered Beta = Unlevered Beta * {1+(Debt/Equity)*(1-Tax Rate)}.*
*(i) Cost of Equity = Risk Free Rate + (Relevered Beta * Market Risk Premium) + Size Premium.*
(j) Median Unlevered Beta of Comps.

22

DISCLAIMER This presentation has been prepared by PJ Solomon Securities, LLC (together with its affiliates, “SOLOMON”), in its capacity as financial advisor to the special committee (the “Committee”) of the board of directors of Sears Hometown & Outlet Stores, Inc. (the “Company”), for the exclusive use of the Committee and the board of directors of the Company (the “Board”), each in their respective capacities as such, solely in connection with the Committee’s and Board’s consideration of the potential transaction referenced herein. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by SOLOMON. This presentation is based on materials and information available from publicly available sources or supplied (whether orally or in writing) by or at the request of the Company or its representatives. SOLOMON has assumed and relied upon the accuracy and completeness of such information and does not assume any responsibility for independent verification of such information. This presentation includes certain statements, estimates and projections provided by the Company and selected public sources with respect to the historical and anticipated future performance of the Company. Such statements, estimates and projections contain or are based on significant assumptions and subjective judgments made by management of the Company and such public sources. For the purposes of this presentation and the opinion being issued by SOLOMON, SOLOMON has assumed the reasonableness, accuracy and completeness of all such information, including, with respect to any Company projections, that such projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. SOLOMON assumes no responsibility for, and expresses no view as to, any such forecasts or the assumptions on which they are based. These assumptions and judgments may or may not be correct, and there can be no assurance that any projected results are attainable or will be realized. SOLOMON has not attempted to verify any such statements, estimates and projections, and as such SOLOMON makes no representation or warranty as to, and assumes no responsibility for, their accuracy or completeness and for the effect which any such inaccuracy or incompleteness may have on the results or judgments contained in this presentation. This presentation is not intended to provide the sole basis for any decision on a transaction and does not represent a fairness opinion, recommendation, valuation or opinion of any kind with respect to any transaction. The financial analysis in this presentation is complex and not susceptible to partial analysis or summary descriptions. SOLOMON has viewed the results of the analysis as a whole, and has not necessarily attributed any particular weight to any specific portion of the analysis considered. Viewing any individual portion or portions of the analysis without considering the analysis as a whole would create an incomplete view of SOLOMON’s financial analysis. Except where otherwise indicated, this analysis speaks as of the date hereof. Under no circumstances should the delivery of this document imply that the analysis would be the same if made as of any other date. This presentation and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies. SOLOMON does not provide legal, regulatory, accounting or tax advice. We recommend that the recipient seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this presentation. This presentation is not a research report and was not prepared by the research department of SOLOMON or any of its affiliates. SOLOMON expresses no view or opinion as to the price or range of prices at which the shares of common stock or other securities of the Company may trade at any time, including, without limitation, subsequent to the announcement or consummation of any transaction with Buyer. SOLOMON provides mergers and acquisitions, restructuring and other advisory services to clients. At any given time, SOLOMON or its affiliates may be engaged by one or more entities that may be competitors with, or otherwise adverse to, the Company in connection with matters unrelated to any transaction. As a result, it is possible that SOLOMON or its affiliates may from time to time be involved in one or more capacities that, directly or indirectly, may be or may be perceived as being adverse to the Company’s interests. Moreover, SOLOMON or its affiliates may, in the course of other client relationships, have or in the future acquire information material to the Company’s interests which, by virtue of such other client relationships, SOLOMON or its affiliates are or will not be at liberty to disclose to the Company. SOLOMON is an affiliate of Natixis, which engages globally in a wide variety of financing, commodities, derivatives, commercial banking, investment banking, securities trading and brokerage activities, asset management and financial advisory services. In the ordinary course of its activities Natixis may at any time (i) be in possession of non-public information that it does not disclose to the Company and (ii) hold long or short positions, or trade or otherwise effect transactions, for its own account or customer accounts, in the debt or equity of (or other financial instruments relating to) persons or entities that may be involved or otherwise have interests in a transaction involving the Company or may provide investment banking and other services or financing to such persons or entities. The Company further understands and agrees that Natixis may exercise voting power or other types of discretion over loans or securities of (or other financial instruments relating to) persons or entities that may be involved in a transaction involving the Company and that Natixis may exercise such powers or discretion and otherwise perform its functions in connection with any fiduciary and other relationships without regard to its relationship to the Company. THIS PRESENTATION IS FOR THE INFORMATION AND ASSISTANCE OF THE COMMITTEE AND THE BOARD, EACH IN THEIR RESPECTIVE CAPACITIES AS SUCH. IT IS NOT INTENDED TO BE USED OR RELIED UPON, AND SHOULD NOT AND CANNOT BE USED OR RELIED UPON, BY ANY OTHER PERSON. THIS PRESENTATION IS CONFIDENTIAL AND SHOULD NOT, WITHOUT PRIOR WRITTEN CONSENT OF SOLOMON, BE COPIED OR MADE AVAILABLE TO ANY PERSONOTHER THAN THE COMMITTEE AND THE BOARD. NOTWITHSTANDING ANYTHING THAT MAY APPEAR HEREIN OR IN OTHER MATERIALS TO THE CONTRARY, THE COMPANY SHALL BE PERMITTEDTO DISCLOSE THE TAX TREATMENT AND TAX STRUCTURE OF A TRANSACTION (INCLUDING ANY MATERIALS, OPINIONS OR ANALYSES RELATING TO SUCH TAX TREATMENT OR TAX STRUCTURE, BUT WITHOUT DISCLOSURE OF IDENTIFYING INFORMATION OR, EXCEPT TO THE EXTENT RELATING TO SUCH TAX STRUCTURE OR TAX TREATMENT, ANY NONPUBLIC COMMERCIAL OR FINANCIAL INFORMATION) ON AND AFTER THE EARLIEST TO OCCUR OF THE DATE OF (I) PUBLIC ANNOUNCEMENT OF DISCUSSIONS RELATING TO SUCH TRANSACTION, (II) PUBLIC ANNOUNCEMENT OF SUCH TRANSACTION OR (III) EXECUTION OF A DEFINITIVE AGREEMENT (WITH OR WITHOUT CONDITIONS) TO ENTER INTO SUCH TRANSACTION; PROVIDED, HOWEVER, THAT IF SUCH TRANSACTION IS NOT CONSUMMATED FOR ANY REASON, THE PROVISIONS OF THIS SENTENCE SHALL CEASE TO APPLY. NOTHING CONTAINED IN THIS PRESENTATION IS, OR SHALL BE RELIED UPON AS, A REPRESENTATION OR WARRANTY, WHETHER AS TO THE PAST, THE PRESENTOR THE FUTURE.DISCLAIMER This presentation has been prepared by PJ Solomon Securities, LLC (together with its affiliates, “SOLOMON”), in its capacity as financial advisor to the special committee (the “Committee”) of the board of directors of Sears Hometown & Outlet Stores, Inc. (the “Company”), for the exclusive use of the Committee and the board of directors of the Company (the “Board”), each in their respective capacities as such, solely in connection with the Committee’s and Board’s consideration of the potential transaction referenced herein. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by SOLOMON. This presentation is based on materials and information available from publicly available sources or supplied (whether orally or in writing) by or at the request of the Company or its representatives. SOLOMON has assumed and relied upon the accuracy and completeness of such information and does not assume any responsibility for independent verification of such information. This presentation includes certain statements, estimates and projections provided by the Company and selected public sources with respect to the historical and anticipated future performance of the Company. Such statements, estimates and projections contain or are based on significant assumptions and subjective judgments made by management of the Company and such public sources. For the purposes of this presentation and the opinion being issued by SOLOMON, SOLOMON has assumed the reasonableness, accuracy and completeness of all such information, including, with respect to any Company projections, that such projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. SOLOMON assumes no responsibility for, and expresses no view as to, any such forecasts or the assumptions on which they are based. These assumptions and judgments may or may not be correct, and there can be no assurance that any projected results are attainable or will be realized. SOLOMON has not attempted to verify any such statements, estimates and projections, and as such SOLOMON makes no representation or warranty as to, and assumes no responsibility for, their accuracy or completeness and for the effect which any such inaccuracy or incompleteness may have on the results or judgments contained in this presentation. This presentation is not intended to provide the sole basis for any decision on a transaction and does not represent a fairness opinion, recommendation, valuation or opinion of any kind with respect to any transaction. The financial analysis in this presentation is complex and not susceptible to partial analysis or summary descriptions. SOLOMON has viewed the results of the analysis as a whole, and has not necessarily attributed any particular weight to any specific portion of the analysis considered. Viewing any individual portion or portions of the analysis without considering the analysis as a whole would create an incomplete view of SOLOMON’s financial analysis. Except where otherwise indicated, this analysis speaks as of the date hereof. Under no circumstances should the delivery of this document imply that the analysis would be the same if made as of any other date. This presentation and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies. SOLOMON does not provide legal, regulatory, accounting or tax advice. We recommend that the recipient seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this presentation. This presentation is not a research report and was not prepared by the research department of SOLOMON or any of its affiliates. SOLOMON expresses no view or opinion as to the price or range of prices at which the shares of common stock or other securities of the Company may trade at any time, including, without limitation, subsequent to the announcement or consummation of any transaction with Buyer. SOLOMON provides mergers and acquisitions, restructuring and other advisory services to clients. At any given time, SOLOMON or its affiliates may be engaged by one or more entities that may be competitors with, or otherwise adverse to, the Company in connection with matters unrelated to any transaction. As a result, it is possible that SOLOMON or its affiliates may from time to time be involved in one or more capacities that, directly or indirectly, may be or may be perceived as being adverse to the Company’s interests. Moreover, SOLOMON or its affiliates may, in the course of other client relationships, have or in the future acquire information material to the Company’s interests which, by virtue of such other client relationships, SOLOMON or its affiliates are or will not be at liberty to disclose to the Company. SOLOMON is an affiliate of Natixis, which engages globally in a wide variety of financing, commodities, derivatives, commercial banking, investment banking, securities trading and brokerage activities, asset management and financial advisory services. In the ordinary course of its activities Natixis may at any time (i) be in possession of non-public information that it does not disclose to the Company and (ii) hold long or short positions, or trade or otherwise effect transactions, for its own account or customer accounts, in the debt or equity of (or other financial instruments relating to) persons or entities that may be involved or otherwise have interests in a transaction involving the Company or may provide investment banking and other services or financing to such persons or entities. The Company further understands and agrees that Natixis may exercise voting power or other types of discretion over loans or securities of (or other financial instruments relating to) persons or entities that may be involved in a transaction involving the Company and that Natixis may exercise such powers or discretion and otherwise perform its functions in connection with any fiduciary and other relationships without regard to its relationship to the Company. THIS PRESENTATION IS FOR THE INFORMATION AND ASSISTANCE OF THE COMMITTEE AND THE BOARD, EACH IN THEIR RESPECTIVE CAPACITIES AS SUCH. IT IS NOT INTENDED TO BE USED OR RELIED UPON, AND SHOULD NOT AND CANNOT BE USED OR RELIED UPON, BY ANY OTHER PERSON. THIS PRESENTATION IS CONFIDENTIAL AND SHOULD NOT, WITHOUT PRIOR WRITTEN CONSENT OF SOLOMON, BE COPIED OR MADE AVAILABLE TO ANY PERSONOTHER THAN THE COMMITTEE AND THE BOARD. NOTWITHSTANDING ANYTHING THAT MAY APPEAR HEREIN OR IN OTHER MATERIALS TO THE CONTRARY, THE COMPANY SHALL BE PERMITTEDTO DISCLOSE THE TAX TREATMENT AND TAX STRUCTURE OF A TRANSACTION (INCLUDING ANY MATERIALS, OPINIONS OR ANALYSES RELATING TO SUCH TAX TREATMENT OR TAX STRUCTURE, BUT WITHOUT DISCLOSURE OF IDENTIFYING INFORMATION OR, EXCEPT TO THE EXTENT RELATING TO SUCH TAX STRUCTURE OR TAX TREATMENT, ANY NONPUBLIC COMMERCIAL OR FINANCIAL INFORMATION) ON AND AFTER THE EARLIEST TO OCCUR OF THE DATE OF (I) PUBLIC ANNOUNCEMENT OF DISCUSSIONS RELATING TO SUCH TRANSACTION, (II) PUBLIC ANNOUNCEMENT OF SUCH TRANSACTION OR (III) EXECUTION OF A DEFINITIVE AGREEMENT (WITH OR WITHOUT CONDITIONS) TO ENTER INTO SUCH TRANSACTION; PROVIDED, HOWEVER, THAT IF SUCH TRANSACTION IS NOT CONSUMMATED FOR ANY REASON, THE PROVISIONS OF THIS SENTENCE SHALL CEASE TO APPLY. NOTHING CONTAINED IN THIS PRESENTATION IS, OR SHALL BE RELIED UPON AS, A REPRESENTATION OR WARRANTY, WHETHER AS TO THE PAST, THE PRESENTOR THE FUTURE.